FIRST AMENDMENT TO AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT
This FIRST AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 28th day of January 2022, by and between IZEA Worldwide, Inc., a Nevada corporation with an address of 1317 Edgewater Drive, Ste. 1880, Orlando, FL. 32804 (the “Company”), and Edward H. Murphy, an individual residing at 2173 Rockledge Drive, Rockledge, FL 32955 (“Executive”). As used herein, the “Effective Date” of this Amendment shall mean January 28, 2022. This Amendment amends and modifies portions of the Amended and Restated Executive Employment Agreement dated effective April 21, 2019 (the “Agreement”).
W I T N E S S E T H:
WHEREAS, the Company desires to modify the type of stock awards to be granted to the Executive pursuant to Section 3 of the Agreement; and
WHEREAS, the Executive desires to receive stock awards on such terms and conditions;
NOW, THEREFORE, in consideration of the premises and of the mutual benefits and covenants contained herein, the parties hereto, intending to be bound, hereby agree as follows:
1.Section 3 of the Agreement is hereby amended by replacing the following provisions:

3.(d). Annual Stock Awards. The Executive shall be granted Restricted Stock Units (as defined in the Company’s 2011 Equity Incentive Plan) annually beginning on August 27, 2022 and each August 27th thereafter (each such grant, an “Annual RSU Grant. The number of RSUs included in an Annual RSU Grant shall equal $200,000 divided by the Fair Market Value (as defined in the Plan) of the Company’s common stock on the immediately preceding trading day (but, in any event, the number of underlying shares of common stock shall not exceed 200,000 shares, as adjusted for stock splits and similar events, unless increased by written consent of the Board of Directors). Each Annual RSU Grant shall vest in 48 equal installments, commencing on the grant date and on the last day of each succeeding month thereafter until fully vested, subject to the terms and provisions of an RSU award agreement, which will contain the terms pertaining to the RSUs contained herein. In the event that the Fair Market Value RSUs granted are limited by the 200,000 share cap, the Executive shall be entitled to receive 100% of the difference in fair market value through a combination of cash or the value in RSUs with the same vesting schedule and Fair Market Value as the above RSUs, at the sole option of the Board.

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3. (f). CEO Stock Bonus. The Executive shall also be entitled to receive additional RSUs as a bonus, valued at up to $150,000 per year (but, in any event, the number of underlying shares of common stock shall not exceed 200,000 shares, unless increased by written consent of the Board of Directors, (as adjusted for stock splits and similar events)), at a price per share equal to the Fair Market Value market price of the common stock on the date of grant, based upon the Company’s and the Executive’s achievement of specified key performance indicators (the “CEO Stock Bonus KPIs”). The bonus will be split twenty percent (20%) per quarter for quartile goals and twenty percent (20%) annually for annual goals. Within the earlier of (a) fifteen (15) days following the filing of the Company’s Quarterly Report on Form 10-Q for such quarter or Annual Report on Form 10-K for such year or (b) the third pay period after such quarterly or annual report filing, the Executive will be issued the bonus RSUs. The RSUs shall vest in thirty-six (36) equal installments, commencing on the last day of the month in which the grant occurred and on the last day of each succeeding month thereafter until all RSUs are vested, and pursuant to a customary RSU agreement which will contain the terms pertaining to the RSUs contained in this Section 3(f). In the event that the Fair Market Value RSUs granted are limited by the 200,000 share cap, the Executive shall be entitled to receive 100% of the difference in fair market value through a combination of cash or the value in RSUs with the same vesting schedule and Fair Market Value as the above RSUs, at the sole option of the Board.

2.Pursuant to Section 14 of the Agreement, the parties provide notice of their updated addresses as follows:
a.If to the Executive, to him at:
2173 Rockledge Drive, Rockledge, FL 32955
b.If to the Company, to it at:
1317 Edgewater Drive, Ste. 1880, Orlando, FL. 32804

3.Ratification of Agreement. Except as modified by this Amendment, the Parties hereby ratify, reaffirm and reapprove all of the terms, covenants and conditions of the Agreement. Any further alteration or modification of the provisions of the Agreement shall not be effective unless and until reduced to writing and executed by the Parties.

4.Attorney Review. By signing this Amendment, each Party affirms that they have had sufficient opportunity and time to hire legal counsel to review this Agreement and negotiate any and all terms and clauses.

[Signatures on following page]

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IN WITNESS WHEREOF, the Executive and the Company have caused this Amendment to be executed as of the date first above written.

COMPANY:		EXECUTIVE:

IZEA Worldwide, Inc.		EDWARD H. MURPHY

By:	/s/ Peter Biere	By:	/s/ Edward H. Murphy

Title:	Chief Financial Officer

Date:	1/28/2022	Date:	1/28/2022

By:	/s/ Dan Rua

Title:	Compensation Committee Chair
Date:	1/28/2022

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